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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  December 22, 1999
                                                        -----------------


                            WILMAR INDUSTRIES, INC.
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              (Exact name of registrant specified in its charter)


    NEW JERSEY                  0-27424               22-2232386
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 (State or other              (Commission           (IRS Employee
  jurisdiction of             File Number)        Identification No.)
  incorporation)


          303 Harper Drive
           Moorestown, NJ                                  08057
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(Address of principal executive offices)                (Zip Code)


         Registrant's telephone, including area code:  (856) 533-3104
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        (Former name and former address, if changed since last report)
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Item 5.  Other Events
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     On December 22, 1999, Wilmar Industries, Inc., a New Jersey corporation
("Wilmar" or the "Company") entered into an Agreement and Plan of Merger and Recapitalization (the "Merger Agreement") with WM Acquisition, Inc., a New Jersey corporation and a subsidiary of an investor group led by Parthenon Capital and Chase Capital Partners.

     Pursuant to and subject to the terms and conditions of the Merger Agreement, in the merger contemplated by the Merger Agreement (the "Merger"), WM Acquisition will be merged with and into the Company, and the Company shall remain as the surviving corporation. Each outstanding share of common stock of the Company (the "Common Stock") (other than a number of shares held by William
S. Green, as described below) will be converted into the right to receive $18.25 in cash, without interest.

     The investor group includes Parthenon Capital, Chase Capital Partners, and General Motors Pension Fund. In addition, the Company's Chairman, William S. Green and other members of management will contribute approximately $4.0 million of the $134.0 million of committed equity capital required to finance the transaction. As part of this $4.0 million contribution, Mr. Green will exchange $3.0 million of his common shares for a new series of preferred stock which will be converted as part of the merger into shares of senior preferred stock and common stock of the acquiring company. Mr. Green, who owns approximately 15% of the outstanding common stock of the Company, has agreed to vote his shares in favor of the Merger.

     Completion of the Merger is subject to customary conditions including Wilmar shareholder approval, receipt of regulatory approvals and receipt of debt financing pursuant to commitment letters.

     It is anticipated that the common stock of the Company will be delisted from the NASDAQ National Market System as a result of the Merger.

     Following the public announcement of the Merger, a purported shareholders class action complaint was filed against the Company, the Company's directors and Parthenon Capital in the Superior Court of New Jersey, Chancery Division. The complaint alleges, among other things, that the Company's directors have breached their fiduciary duties and seeks to enjoin the Merger and also seeks damages. The Company denies all allegations of wrongdoing and the Company intends to defend itself vigorously against such claims.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference.

     A copy of the press release announcing the signing of the Merger Agreement, issued by the Company on December 22, 1999, is attached hereto as Exhibit 99.1 and is incorporated by reference.

     The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Press Release, which are attached hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)  Exhibits.

              (2.1) Agreement and Plan of Merger by and between WM Acquisition, Inc. and Wilmar Industries, Inc. dated December 22, 1999. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the Schedules and Exhibits to the Merger Agreement are not being filed as a part of this Exhibit 2. The Company agrees to furnish supplementally a copy of any such Schedules and Exhibits to the Securities and Exchange Commission upon request.

              (99.1) Press Release dated December 22, 1999, issued by Wilmar Industries, Inc.

              (99.2) Voting and Exchange Agreement, dated December 22, 1999, between William S. Green and WM Acquisition, Inc.
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                                   SIGNATURE
                                   ---------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WILMAR INDUSTRIES, INC.
                                        (Registrant)


                                    By /s/ William S. Sanford
                                      -----------------------------------------
                                       William S. Sanford
                                       Senior Vice President and
                                       Chief Financial Officer



Dated:  December 29, 1999
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                                 Exhibit Index
                                 -------------


   Exhibit                                                                  Page
   -------                                                                  ----
Exhibit 2.1     Agreement and Plan of Merger by and between WM
                Acquisition, Inc. and Wilmar Industries, Inc. dated
                December 22, 1999. In accordance with the instructions to Item 601(b)(2) of Regulation S-K, the Schedules and
                Exhibits to the Merger Agreement are not being filed as a part of this Exhibit 2. The Company agrees to furnish supplementally a copy of any such Schedules and Exhibits to the Securities and Exchange Commission upon request.

Exhibit 99.1    Press Release dated December 22, 1999, issued by
                Wilmar Industries, Inc.

Exhibit 99.2    Voting and Exchange Agreement, dated December 22,
                1999, between William S. Green and WM Acquisition,
                Inc.